UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – August 8, 2006

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws

On August 8, 2006, the Board of Directors of Questar Corporation voted to amend the Company’s Bylaws to allow for the issuance and transfer of uncertificated shares of Questar stock. The previous provisions did not specifically permit use of uncertificated securities. The amended sections now provide:

SECTION 39.  Shares of the Company’s stock may be certificated or uncertificated as provided under applicable laws and regulations. All certificates of stock shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by or in the name of the corporation by any two of the following:  the Chief Executive Officer, Chief Financial Officer, Corporate Secretary or Assistant Secretary, Treasurer or Assistant Treasurer of the Corporation.  In case any officer or officers, who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of such Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons, who signed such certificate or certificates or whose facsimile signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

        SECTION 40.  Transfers of stock shall be made on the books of the Corporation only by the record owner of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon the surrender of the certificate.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

August 10, 2006

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer